EXHIBIT 99.1

                                                               [GRAPHIC OMITTED]
New Release

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       Nektar Therapeutics Announces Third Quarter 2007 Financial Results

SAN CARLOS, Calif., November 7, 2007 -- Nektar Therapeutics (Nasdaq: NKTR) announced today the company's financial results for the third quarter that ended September 30, 2007.

Revenue totaled $56.3 million in the third quarter of 2007 compared to $58.6 million in the third quarter of 2006. For the nine months ended September 30, 2007, Nektar reported total revenue of $207.3 million compared to $147.8 million in the same period in 2006.

Cash, cash equivalents, and short-term investments were $452.6 million at September 30, 2007 compared to $406.8 million at June 30, 2007.

Nektar reported a net loss of $18.6 million or $0.20 per share in the third quarter of 2007 compared to a net loss of $19.6 million or $0.22 per share in the same period of 2006.

For the nine months ended September 30, 2007, net loss was $71.8 million or $0.78 per share compared to a net loss of $115.9 million or $1.29 per share in the same period in 2006.

"We've made great progress reshaping Nektar this year," said Howard W. Robin, president and chief executive officer. "We realigned the company's business and research activities around our PEGylation and pulmonary technology platforms, built a strong executive team, signed a new strategic partnership with Bayer, and are moving two proprietary programs into Phase 2 clinical trials. Finally, for the first time in Nektar's history, we expect to be cash flow neutral for the year."

Mr. Robin will host a conference call today for analysts and investors beginning at 2:00 p.m. Pacific time to discuss the company's performance. This conference call will be available via webcast and can be accessed through a link that is posted on the Investor Relations section of the Nektar website, www.nektar.com. The web broadcast of the conference call will be available for replay through November 21, 2007.

To access the conference call, follow these instructions:

    Dial: (800) 299-6183 (U.S.); (617) 801-9713 (international)
    Passcode: 21153437 (Howard Robin is the host)

Audio replay dial-in and passcode:

Dial: (888) 286-8010 (U.S.) ;(617) 801-6888 (international)
Passcode: 86766898

About Nektar

Nektar Therapeutics is a biopharmaceutical company with a mission to develop and enable differentiated therapeutics with its industry-leading pulmonary and PEGylation technology platforms. Nektar pulmonary and PEGylation technology, expertise, manufacturing capabilities and know-how have enabled ten approved products for partners, which include the world's leading pharmaceutical and biotechnology companies. Nektar also develops its own products by applying its pulmonary and PEGylation technology platforms to existing medicines with the objective to enhance performance, such as improving efficacy, safety and compliance.

This press release contains forward-looking statements that reflect the company's current views as to its financial plan, expectations regarding the progress, potential, and clinical plans for the company's proprietary product candidates in clinical development, the value of the company's technology platforms, business development potential with respect to potential future partnerships and overall prospects for the company's business. These forward-looking statements involve risks and uncertainties, including but not limited to: (i) the company's proprietary product candidates and those of certain of its partners are in the early phases of clinical development and the risk of failure is high and can occur at any stage prior to regulatory approval,
(ii) the timing or success of the commencement or end of clinical trial phases is subject to a number of uncertainties including but not limited to patient enrollment, regulatory requirements and clinical outcomes (iii) the company's or its partner's ability to obtain regulatory approval of its proprietary product candidates, (iv) the company's or its partner's success in obtaining regulatory approvals for product candidates, (v) the company may not successfully negotiate acceptable new collaborative arrangements with respect to our existing and future product candidates, or if any arrangements we do negotiate do not include sufficiently favorable commercial terms, we may not receive an adequate return on these investments and our results of operations and financial condition would suffer (vi) the company's patent applications for its proprietary or partner product candidates may not issue, patents that have issued may not be enforceable, or intellectual property licenses from third parties may be required in the future, and (v) the outcome of any existing or future intellectual property or other litigation related to the company's proprietary product candidates. Other important risks and uncertainties are detailed in the company's reports and other filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Actual results could differ materially from the forward-looking statements contained in this press release. The company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.


Tim Warner, 650-283-4915 (investors)
twarner@nektar.com

Stephan Herrera, 415-488-7699 (investors) sherrera@nektar.com

Jennifer Ruddock, 650-631-4954 (media)
jruddock@nektar.com


                                      # # #

                               NEKTAR THERAPEUTICS
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share information)

                                                       Unaudited                            Unaudited
                                             --------------------------------    --------------------------------
                                             Three-Months Ended September 30,    Nine-Months Ended September 30,
                                             --------------------------------    --------------------------------
                                                  2007              2006              2007             2006
                                             --------------    --------------    --------------    --------------

Revenue:
   Product sales and royalties               $       37,497    $       43,521    $      159,818    $      103,564
   Contract research                                 18,824            15,111            47,436            44,250
                                             --------------    --------------    --------------    --------------
Total revenue                                        56,321            58,632           207,254           147,814

Operating costs and expenses:
   Cost of goods sold                                27,457            31,179           123,469            76,947
   Research and development                          35,773            36,005           114,265           106,860
   General and administrative                        12,426            13,422            42,339            60,878
   Litigation Settlement                                 --                --                --            17,710
   Impairment of long lived assets                       --                --                --             1,156
   Amortization of other intangible assets              237               708               710             3,331
                                             --------------    --------------    --------------    --------------
Total operating costs and expenses                   75,893            81,314           280,783           266,882
                                             --------------    --------------    --------------    --------------

Loss from operations                                (19,572)          (22,682)          (73,529)         (119,068)


Interest income                                       5,519             6,060            16,444            17,316
Interest expense                                     (4,773)           (5,255)          (14,408)          (15,335)
Other Income                                            206             2,273               189             1,181
                                             --------------    --------------    --------------    --------------

Loss before provision for income taxes              (18,620)          (19,604)          (71,304)         (115,906)

Provision for income taxes                               --                --              (500)               --
                                             --------------    --------------    --------------    --------------

Net loss                                     $      (18,620)   $      (19,604)   $      (71,804)   $     (115,906)
                                             ==============    ==============    ==============    ==============


Basic and diluted net loss per share         $        (0.20)   $        (0.22)   $        (0.78)   $        (1.29)

Shares used in computing basic and diluted
   net loss per share                                92,028            90,017            91,764            89,550

                              NEKTAR THERAPEUTICS
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                       September 30, 2007    December 31, 2006
                                                           (unaudited)               (1)
                                                       ------------------    ------------------
                               ASSETS

Current assets:
  Cash and cash equivalents                            $          174,713    $           63,760
  Short-term investments                                          277,931               394,880
  Accounts receivable, net of allowance                            36,805                47,148
  Inventory                                                        17,175                14,656
  Other current assets                                              8,147                14,595
                                                       ------------------    ------------------
                   Total current assets                           514,771               535,039

Long-term investments                                                  --                 8,337
Property and equipment, net                                       135,317               133,812
Goodwill                                                           78,431                78,431
Other intangible assets, net                                        2,917                 3,626
Other assets                                                        6,849                 8,932
                                                       ------------------    ------------------
        Total  assets                                  $          738,285    $          768,177
                                                       ==================    ==================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                     $            4,421    $            7,205
  Accrued compensation                                             11,796                12,994
  Accrued expenses                                                 24,564                17,942
  Interest payable                                                  1,130                 3,814
  Capital lease obligations, current portion                        1,134                   711
  Deferred revenue, current portion                                43,636                16,409
  Convertible subordinated notes, current portion                  66,627               102,653
  Other current liabilities                                         3,371                 3,586
                                                       ------------------    ------------------
                        Total current liabilities                 156,679               165,314

Convertible subordinated notes                                    315,000               315,000
Capital lease obligations                                          21,987                19,759
Deferred revenue                                                   58,247                23,697
Other long-term liabilities                                        15,469                17,347
                                                       ------------------    ------------------
                        Total liabilites                          567,382               541,117

Commitments and contingencies

Stockholders' equity:
  Preferred stock                                                      --                    --
  Common stock                                                          9                     9
  Capital in excess of par value                                1,299,173             1,283,982
  Accumulated other comprehensive income                              518                    62
  Accumulated deficit                                          (1,128,797)           (1,056,993)
                                                       ------------------    ------------------
                        Total stockholders' equity                170,903               227,060
                                                       ------------------    ------------------
        Total liabilities and stockholders' equity     $          738,285    $          768,177
                                                       ==================    ==================


   (1) The consolidated balance sheet at December 31, 2006 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles in the United States for complete financial statements. Certain 2006 amounts have been reclassified between line items to conform with the 2007 presentation.